EXHIBIT 10.3


                      Consulting Agreement-Robert G.M. Hind



                         CONSULTING AND OPTION AGREEMENT

This Consulting and Option Agreement is made and entered into to be effective as of the date upon which services were first rendered in accordance herewith and is by and between Robert G.M. Hind (Consultant) and Cassco Capital Development Corporation (Client).

     A. Consultant is willing and able to provide various valuable services for and on behalf of Client in connection with the business of Client.

     B. Client desires to retain Consultant as an independent contractor on behalf of Client and Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

In consideration of the foregoing premises, the mutual promises and agreements hereinafter set forth, and such other and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and Consultant agree as follows:

1. Consulting Services. Client hereby retains Consultant as an independent contractor to Client and Consultant hereby accepts and agrees to such retention. Consultant shall render to Client services of an advisory or consultative nature in order to provide for business strategy and the introduction of compensation policies. These services will include, but are not limited to, consultation on the form and substance of a business plan, the strategy for implementating and marketing that plan and the preparation of a company profile. These services shall also include the provision of strategic planning services and the introduction of Client to third-parties for these purposes. These services include the strategy meeting held in Muncaster's offices on July 14, 1999. These services shall also include such further services to Client of this nature as it may deem reasonable and necessary from time to time. It is the intention of the parties that Consultant will gather all publicly-available information relating to Client and confer with officers and directors of Client in an effort to consolidate the information obtained for purposes of discharging the obligations which have been imposed on Consultant under this agreement. It is intended that Consultant will use and distribute this information concerning Client to persons and other parties outside of Client who Consultant determines, in the sole discretion of Consultant, are entitled to this information for purposes of Consultant performing in accordance with the terms and conditions of this agreement. It is not intended that the performance of the consulting services described herein shall be accomplished exclusively by Consultant; therefore, Consultant may engage persons as subcontractors to assist in the discharge of the responsibilities hereunder; however, any such further employment shall be at the cost and expense of Consultant.

2. Time, Place and Manner of Performance. Consultant shall be available for advice and counsel to the officers, directors and agents of Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by Consultant to any specific service, shall be determined in the sole discretion of Consultant.

3. Term of Agreement. This agreement shall begin when Consultant first began rendering services for Client, and shall terminate at the earlier of twenty-four
(24) months thereafter or the date on which either all services agreed have been fully rendered or when a change in control of Client shall have occurred.

4. Compensation. Client shall pay Consultant a fee of $5,000 per month for a minimum of twenty-four (24) months, an aggregate amount of $120,000. In lieu of cash consideration and at the option of Consultant, the Company hereby grants Consultant an option (the "Option") to acquire shares of common stock of Client at the market price for such stock on the date on which services under this agreement were first rendered by Consultant. In the event that Consultant exercises his Option, which may be exercised as to all or any portion of his fee, Client shall provide to Consultant free trading common stock registered under the Securities Act of 1933, as amended. The Option may not be exercised after July 14, 2001. The Option may be exercised in whole or in part by

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Consultant's delivering or mailing to Client at its principal office, or such other place as Client may designate, written notice of exercise duly signed by Consultant. Exercise shall be effective on (a) receipt of such written notice by Client and (b) payment to Client of the full purchase price. In case, prior to the expiration of the Option, Client (a) subdivides the number of outstanding shares into a greater number of shares, the purchase price per share shall be proportionately reduced and the number of shares proportionately increased; and
(b) conversely, in the event Client contracts the number of outstanding shares by combining such shares into a smaller number of shares, then the purchase price per share shall be proportionately increased and the number of shares shall be proportionately decreased. Neither Consultant nor his legal representative shall be, nor have any of the rights or privileges of, a shareholder of Client unless and until certificates representing shares shall have been issued and delivered to Consultant. The Option and the obligation of Client to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. Client shall not be required to issue or deliver any certificates for shares prior to (a) listing on any stock exchange on which said stock may then listed and (b) completion of any registration or qualification under any federal or state law or any rule or regulation thereunder. Moreover, the Option may not be exercised if its exercise or the receipt of shares pursuant thereto would be contrary to applicable law.

5. Expenses. Client shall reimburse Consultant on demand for all expenses and other disbursements, including, but not limited to, travel, entertainment, mailing, printing and postage, incurred by Consultant, or any of its subcontractors, on behalf of Client in connection with the performance of the consulting services pursuant to this agreement. Expenses and disbursements in excess of $100 shall have Client's prior approval. These expenses shall be paid in cash, or, at the option of Consultant, in shares of Client's common stock registered under the Securities Act of 1933, as amended. If this non-transferrable option is exercised, said shares shall be issued at the fair market value therefor, as specified in the preceding paragraph.

6. Work Product. It is agreed that, prior to public distribution, all information and materials produced for Client shall be property of Consultant, free and clear of all claims thereto by Client, and Client shall retain no claim of authorship therein.

7. Disclosure of Information. Consultant recognizes and acknowledges that Consultant has and will have access to certain confidential information of Client and its affiliates that are valuable, special and unique assets and property of Client and such affiliates. Consultant will not, during or after the term of this agreement, disclose, without the prior written consent or authorization of Client, any such information to any person, except to authorized representatives of Consultant or its affiliates for purposes of the services to be rendered under this agreement, for any reason or purpose whatsoever. In this regard, Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

8. Nature of Relationship. It is understood and acknowledged by the parties that Consultant is being retained by Client in an independent capacity, and that in this connection, Consultant hereby agrees, except as otherwise provided herein, or unless Client shall have otherwise consented, not to enter into any agreement or incur any obligation on behalf of Client.

9. Conflict of Interest. Consultant shall be free to perform services for other persons during the term of this agreement. Consultant will notify Client of the performance of consulting services for any other person which would conflict with the obligations of this agreement. Upon receiving such notice, Client may terminate this agreement or consent to Consultant's outside consulting services. Failure to terminate this agreement shall constitute Client's ongoing consent to Consultant's outside consulting activities.

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10. Indemnification for Securities Law Violations. Client agrees to indemnify and hold harmless Consultant and each officer, director or controlling person of Consultant against any losses, claims, damages, liabilities and /or expenses (including any legal or other expenses reasonably incurred in investigating or defending any act or claim in respect thereof) to which Consultant or such officer, director or controlling person may become subject under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, because of actions of Client or its agent(s).

11. Miscellaneous Provisions. (a) Notices. Any notices required or permitted to be given under this agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principle office of each party. (b) Waiver of Breach. Any waiver by a party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the waiving party. (c) Assignment. This agreement and the rights and obligations of the parties hereunder are not assignable by either party. (d) Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Nevada and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this agreement, the laws of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. (e) Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. (f) Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties. (g) Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have entered into this agreement effective as of the day and year first above expressed.

CONSULTANT:                       CLIENT: CASSCO CAPITAL DEVELOPMENT CORPORATION

/s/ Robert Hind                   By: /s/ Richard Gregory
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Robert G.M. Hind                  Richard Gregory, President